SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

_    Preliminary Information Statement

_    Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2))

X    Definitive Information Statement

                            TOP GROUP HOLDINGS, INC.
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X    No fee required.

__ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


__ Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                            TOP GROUP HOLDINGS, INC.
                             1398 Monterey Pass Road
                            Monterey Park, CA 91754

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                 August 22, 2005

To The Shareholders of Top Group Holdings, Inc.:

     The "Majority Shareholders" are the holders of a total of 6,400,000 shares or approximately 91.42% of the total issued and outstanding stock of Top Group Holdings, Inc., a Delaware corporation (the "Company"). The Majority Shareholders intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to the General Corporation Law of the State of Delaware.

     1. To change the Company's name to a name to be determined by the Board of Directors.


                                 /s/Ru-hua Song
                             _______________________
                             Ru-hua Song, President

                                   -----------

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                            TOP GROUP HOLDINGS, INC.
                            1398 Monterey Pass Road
                            Monterey Park, CA 91754

                                 August 22, 2005

                               SHAREHOLDERS ACTION

         The Majority Shareholders submitted their consents to the resolutions described in this Information Statement on or about August 22, 2005, to be effective on or before September 22, 2005. As of August 22, 2005, the Majority Shareholder held of record 6,400,000 shares of the Company's common stock, or approximately 91.42% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several other shareholders.

         The Majority Shareholders consenting consist of Top Group Corporation, a New York Corporation and Ru-hua Song. The shares of capital stock of Top Group Corporation, a New York corporation, are owned 95% by Ru-hua Song (Chairman of the Board and President of the Company).

         Holders of the common stock of record as of August 22, 2005 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by September 22, 2005, and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Delaware law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 7,000,000 shares of common stock are entitled to vote on the Company's proposed transactions described in this Information Statement.

                                    COMPANY

         The Company has its executive offices at 1398 Monterey Pass Road Monterey Park, CA 91754, and its telephone number is (323) 261-1888. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation to reflect a name change, effective September 22, 2005.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                             TO ADOPT A NAME CHANGE

         We are asking shareholders to authorize a change in the name of this corporation to a new name in the discretion of the Board of Directors. This requires an amendment to our Articles of Incorporation.

         We believe that the name change in our Articles of Incorporation are in the best interest of our corporation. We want to present a new image for the Company with a new name because we believe that the current name presents a limiting impression by showing a holding company versus our new business plan of oriental product retail.
                                       -1-

         The Board of Directors of the Company voted unanimously to implement the Amendment. The Board of Directors believes that the implementation of the Amendment will help to facilitate its future capital situations and enhance trading volume of the Company's common shares. The Company is not expected to experience a material tax consequence as a result of the Amendment.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2004 and its quarterly report on the Form 10-QSB for the quarter ending March 31, 2005 are available upon request to: Ru-hua Song, President, 1398 Monterey Pass Road Monterey Park, CA 91754.

   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of August 22, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Top Group Holdings, Inc., 1398 Monterey Pass Road Monterey Park, CA 91754.

Name and Address of                         Number of          Percent of Common
Beneficial Owner                          Shares Owned         Shares Owned
                                          Beneficially
                                          and of Record
-------------------                       -------------         ------------

Top Group New York*                        4,400,000                  62.85%
(beneficial Ru-hua Song, President)

Ru-hua Song, President                     2,000,000                  28.57%

Zong-Zheng Zhou, Treasurer
and Principal Financial &
Accounting Officer                              0                       0%

Hai Wu, Secretary                               0                       0%

Ye Fang, Independent Director                   0                       0%

Tao Zhou, Independent Director                  0                       0%

All directors and executive
officers as a group (5 persons)

Officers and Directors as a Group         6,400,000                   91.42%

* The shares of capital stock of TOP Group Corporation, a New York corporation, are owned 95% by Song Ru-hua (Chairman of the Board and President of the Company). Each principal shareholder has sole investment power and sole voting power over the shares.

                                   MANAGEMENT

         The following table lists the names and ages of the executive officers and directors of the Company. The directors will continue to serve until the next annual shareholders meeting or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

    NAME                        AGE                   POSITION WITH THE COMPANY
    ----                        ---                   -------------------------

Ru-hua Song                     43                    President and Chairman
                                                      of the Board

Zong-Zheng Zhou                 60                    Treasurer and Principal
                                                      Financial & Accounting
                                                      Officer

Hai Wu                          27                    Secretary

Ye Fang                         46                    Independent Director

Tao Zhou                        33                    Independent Director

-----------------

         RU-HUA SONG, age 43, serves as Chairman of the Board of the Company. He is also the founder of TOP Group, a Chinese conglomerate engaged in high tech software, hardware, education and related business. After graduating from the University of Electronic Science and Technology of China in 1983, Mr. Song accepted a position teaching physics there, and published more than one hundred papers. In February of 1992, Mr. Song and two other teachers established TOP Group, and, in ten years, have taken it from a small private company with fewer than twenty employees to a large-scale hi-tech enterprise. Mr. Song has received his many honors, including being named one of the "Ten Men of the Moment" in China's IT industry and one of the "Most Prominent Young People in China's Software Industry" in 2000, and one of China's 100 Richest Business People by Forbes in 2000, 2001, and 2002.

         ZONG-ZHENG ZHOU, age 60, serves as Treasurer and Principal Financial & Accounting Officer. Mr. Zhou has served as a Manager of Sooyoo Inc., a Los Angeles-based China import company, since 2003. From 1996 to 2003, he was a Manager of Xihu Trading Inc. of California. Mr. Zhou received a Bachelor of Engineering in 1968 from Beijing University in China.

         HAI WU, age 27, serves as Secretary. Mr. Wu is presently studying for an MBA degree at the University of Southern California. In 2003, he was a consultant in Beijing, China for IBM Corp., and from 2000 to 2003, he was a consultant in Beijing for Unisys Corp. Mr. Wu received a Bachelor of Engineering in 2000 from Shanghai Jiao-Tong University in China.

         YE FANG, age 46, serves as an independent member of the Board of Directors. Since 2000, Mr. Fang has been Vice President of Healthcare Industrial Corp. in Chengdu, China. From 1983 to 2000, he was Deputy Director of Nanjing Fiberglass Research & Design Institute in Nanjing, China. Mr. Fang received his Bachelor of Science in 1983 from Jilin University in China.

         TAO ZHOU, age 33, serves as an independent member of the Board of Directors. Since 2001, Mr. Zhou has served as an Assistant President of
Healthcare Industrial Corp in Chengdu, China. From 1983 to 2000, he served as Senior Vice President of TOP Group's operations in Chengdu. Mr. Zhou received a Bachelor of Engineering in 1993 from the University of Electronic Science & Technology of China.

         Under the Delaware General Corporation Law and the Company's Articles of Incorporation, as amended, the Company's directors have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

         The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended December 31, 2004, the Board of Directors held numerous meetings.

COMPENSATION OF DIRECTORS


                     SUMMARY COMPENSATION TABLE OF DIRECTORS


                             (TO DECEMBER 31, 2004)
NAME AND PRINCIPAL        YEAR      ANNUAL        MEETING      CONSULTING         NUMBER OF     SECURITIES
                                    RETAINER      FEES ($)     FEES/OTHER FEES    OPTION        UNDERLYING OPTIONS/
POSITION                            FEES ($)                   ($)                SHARES        SARS (#)
                                                                                  EXERCISED
===============================================================================================================
Ru-hua Song,              2004          0             0            0                  0             0
Chairman of the Board
-------------------------------------------------------------------------------------------------------------
Ye Fang, Independent
Director                  2004          0             0            0                  0             0

-------------------------------------------------------------------------------------------------------------
Tao Zhou, Independent
Director                  2004          0             0            0                  0             0

-------------------------------------------------------------------------------------------------------------
Directors as a Group      2004          0             0            0                  0             0
===============================================================================================================

                             EXECUTIVE COMPENSATION

Cash Compensation.

         Compensation paid for all services provided up to December 31, 2004 (1) to each of our executive officers and (2) to all officers as a group.


SUMMARY COMPENSATION TABLE OF EXECUTIVES

                                    Cash Compensation                  Security Grants
NAME AND          YEAR      SALARY       BONUS      CONSULTING       NUMBER OF   SECURITIES        LONG TERM
PRINCIPAL                                           FEES/OTHER       SHARES      UNDERLYING        COMPENSATION/OPTION
POSITION                                            FEES ($)                     OPTIONS/
                                                                                 SARS (#)

================= ========= ============ ========== ================ =========== ================= ================
Ru-hua Song,      2004      0            0          0                0           0                 0
President
----------------------------------------------------------------------------------------------------------
Zong-Zheng Zhou,  2004      0            0          0                0           0                 0
Treasurer & Principal
Financial & Accounting
Officer
----------------------------------------------------------------------------------------------------------
Hai Wu,           2004      0            0          0                0           0                 0
Secretary
----------------------------------------------------------------------------------------------------------
Officers as a     2004      0            0          0                0           0                 0
Group
----------------------------------------------------------------------------------------------------------


OPTIONS GRANTED IN LAST FISCAL YEAR

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

EMPLOYMENT AGREEMENT

         The Company has not entered into any employment agreements with its executive officers to date. The Company may enter into employment agreements with them in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There were no related party transactions during year 2004.


                              INDEPENDENT AUDITORS

         The Board of Directors has authorized the firm of Michael Johnson & Co., LLC, independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2004.

                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         An Annual Shareholders Meeting is proposed to be held in early May 2006. Any proposal that a shareholder intends to present at the Company's 2006 Annual Meeting should have been received at the Company's principal executive office no later than February 28, 2006. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2006 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than February 28, 2006. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO RU-HUA SONG, PRESIDENT, TOP GROUP HOLDINGS, INC., 1398 MONTEREY PASS ROAD, MONTEREY PARK, CA 91754, AND ITS TELEPHONE NUMBER IS (323) 261-1888, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.

TOP GROUP HOLDINGS, INC.


/s/Ru-hua Song
------------------------------------------------
Ru-hua Song, President and Chairman of the Board